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Exhibit 25.1

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

Statement of Eligibility under the Trust Indenture Act
of 1939 of a Corporation Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2): [    ]

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

Georgia	58-0466330
(Jurisdiction of incorporation of organization	(I.R.S. Employer Identification Number)
if not a U.S. national bank)

303 Peachtree Street, Suite 300
Atlanta, Georgia	30303
(Address of Principal Executive Offices)	(Zip Code)

Donna L. Williams SunTrust Bank, Corporate Trust Division 201 4th Avenue North, 8th Floor Nashville, Tennessee 37219 (615) 748-4745 (Name, address and telephone number of agent for service)

Community Health Systems, Inc. (Exact name of obligor as specified in its charter)
Delaware	13-3893191
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

155 Franklin Road, Suite 400
Brentwood, Tennessee	37027
(Address of principal executive officers)	(Zip Code)

6 1/2% Senior Subordinated Notes Due 2012 (Title of the indenture securities)

Item 1. General Information

  (a)
  The following are the names and addresses of each examining or supervising authority to which the Trustee is subject.

Name	Address
Department of Banking and Finance State of Georgia Federal Reserve Bank of Atlanta Federal Deposit Insurance Corp.	Atlanta, Georgia 104 Marietta Street, N.W. Atlanta, GA Washington, D.C.
  (b)
  The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor.

        The obligor is not an affiliate of the Trustee.

    No Responses are included for items 3 through 12, 14 and 15. Responses to those items are not required because, as provided in general instruction B, the obligor is not in default on any Securities issued under indentures under which SunTrust Bank is a Trustee.

Item 13. Defaults by the obligor.

        None.

Item 16. List of Exhibits.

    List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended.

Exhibit 1	A copy of the Articles of Amended and Restated Articles of Association of SunTrust now in effect (dated as of August 8, 2000) (Included in Exhibit 1 to Form T-1, Registration No. 333-62644).
Exhibit 2	A copy of the Certificate of Authority of SunTrust to commence business. (Included in Exhibit 1 to Form T-1, Registration No. 333-62644).
Exhibit 3	A copy of the authorization of SunTrust to exercise corporate trust powers. (Included in Exhibit 1 to Form T-1, Registration No. 333-62644).
Exhibit 4	A copy of the Existing Bylaws of SunTrust Bank, as amended and restated February 13, 2001 (Included in Exhibit 4 to Form T-1, Registration No. 333-62644).
Exhibit 5	Not applicable.
Exhibit 6	Consent of SunTrust Bank, required by Section 321(b) of the Act.
Exhibit 7	The latest report of condition of SunTrust Bank, dated as of December 31, 2004.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and State of Tennessee on this 24th day of February, 2005.

SUNTRUST BANK
By:	/s/ DONNA L. WILLIAMS Donna L. Williams First Vice President

EXHIBIT 6

Consent of Trustee

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 6 1/2% Senior Subordinated Notes Due 2012 of Community Health Systems, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities & Exchange Commission upon request therefor.

SunTrust Bank
By:	/s/ DONNA L. WILLIAMS Donna L. Williams First Vice President

EXHIBIT 7

The latest report of condition of SunTrust Bank, dated as of December 31, 2004.

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	RCFD	Bil Mil Thou

ASSETS
Cash and balances due from depository institutions (from Schedule RC-A):
Noninterest-bearing balances and currency and coin(1)	0081	3,597,768
Interest-bearing balances(2)	0071	19,303
Securities:
Held-to-maturity securities (from Schedule RC-B, column A)	1754	0
Available-for-sale securities (from Schedule RC-B, column D)	1773	20,546,491
Federal funds sold and securities purchased under agreements to resell:	RCON
Federal funds sold in domestic offices	B987	2,338,975
	RCFD
Securities purchased under agreements to resell(3)	B989	3,485,599
Loans and lease financing receivables (from Schedule RC-C):
Loans and leases held for sale	5369	6,352,651
Loans and leases, net of unearned income	B528	86,738,792
LESS: Allowance for loan and lease losses	3123	873,107
Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	85,865,685
Trading assets (from Schedule RC-D)	3545	1,601,923
Premises and fixed assets (including capitalized leases)	2145	1,418,420
Other real estate owned (from Schedule RC-M)	2150	18,311
Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0
Customers' liability to this bank on acceptances outstanding	2155	12,031
Intangible assets:
Goodwill	3163	886,405
Other intangible assets (from Schedule RC-	426	603,063
Other assets (from Schedule RC-F)	2160	4,033,475

Total assets (sum of items 1 through 11)	2170	130,780,100

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Schedule RC—Continued

Dollar Amounts in Thousands		Bil Mil Thou

LIABILITIES
Deposits:
In domestic offices (sum of totals of columns A and C from	RCON
Schedule RC-E, part I)	2200	82,901,074
Noninterest-bearing(1)	6631	8,792,757
Interest-bearing	6636	74,108,317
In foreign offices, Edge and Agreement subsidiaries, and IBFs	RCFN
(from Schedule RC-E, part II)	2200	5,863,076
Noninterest-bearing	6631	0
Interest-bearing	6636	5,863,076
Federal funds purchased and securities sold under agreements to repurchase:	RCON
Federal funds purchased in domestic offices(2)	B993	3,816,397
	RCFD
Securities sold under agreements to repurchase(3)	B995	7,481,315
Trading liabilities (from Schedule RC-D)	3548	838,387
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	14,256,714
Not applicable
Bank's liability on acceptances executed and outstanding	2920	12,031
Subordinated notes and debentures(4)	3200	2,349,457
Other liabilities (from Schedule RC-G)	2930	2,420,753
Total liabilities (sum of items 13 through 20)	2948	119,939,204
Minority interest in consolidated subsidiaries	3000	967,314
EQUITY CAPITAL
Perpetual preferred stock and related surplus	3838	0
Common stock	3230	21,600
Surplus (exclude all surplus related to preferred stock)	3839	3,245,229
Retained earnings	3632	5,941,169
Accumulated other comprehensive income(5)	B530	665,584
Other equity capital components(6)	A130	0

Total equity capital (sum of items 23 through 27)	3210	9,873,582

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	3330	130,780,100
Memorandum
To be reported only with the March Report of Condition.
Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external	RCFD	Number
auditors as of any date during 2003	6724	N/A

1=
Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=
Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4=
Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5=
Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6=
Review of the bank's financial statements by external auditors

7=
Compilation of the bank's financial statements by external auditors

8=
Other audit procedures (excluding tax preparation work)

9=
No external audit work

1
Includes total demand deposits and noninterest-bearing time and savings deposits.

2
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

3
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

4
Includes limited-life preferred stock and related surplus.

5
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

6
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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  Exhibit 25.1
SIGNATURE
EXHIBIT 6
Consent of Trustee
EXHIBIT 7
The latest report of condition of SunTrust Bank, dated as of December 31, 2004.
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2004
Schedule RC—Balance Sheet
Schedule RC—Continued